HERITAGE BANCSHARES, INC. AND SUBSIDIARY

                                                                    EXHIBIT 10.2

CHANGE OF CONTROL AGREEMENT

      CHANGE OF CONTROL AGREEMENT, dated this 30th day of October 2003, between Heritage Bancshares, Inc., a Delaware corporation (the "Corporation"), Heritage Bank, SSB, a Texas chartered and a wholly owned subsidiary of the Corporation (the "Bank"), and Jon D. Patterson (the "Executive").

WITNESSETH

      WHEREAS, the Executive is presently an officer of the Corporation and the Bank (together the "Employers");

      WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

      WHEREAS, in order to induce the Executive to remain in the employ of the Corporation and Bank (the "Employers") and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under specified circumstances;

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

      1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

      (a) Base Salary. "Base Salary" shall have the meaning set forth in Section 3 hereof.

      (b) Change in Control of the Corporation. "Change in Control of the Corporation " shall mean the occurrence of any of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
      Act) is or becomes the "beneficial owner" (as defined in Rule 13d- under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) a merger, consolidation, share exchange, division or other reorganization or transaction involving the Corporation is consummated and the voting securities of the Corporation outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the surviving entity immediately after such transaction.

      (c) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (d) Date of Termination. "Date of Termination" shall mean the later of (i) the date on which a Notice of Termination is given or (ii) the date specified in such Notice.

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                    HERITAGE BANCSHARES, INC. AND SUBSIDIARY

      (e) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive within two years following a Change in Control of the Corporation where:

            (i) Without the Executive's express written consent, the failure to elect or to re- elect or to appoint or to re-appoint the Executive to the office of Executive Vice President and Chief Financial Officer of the Employers or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as Executive Vice President and Chief Financial Officer of the Employers;

            (ii) Without the Executive's express written consent, a reduction by either of the Employers in the Executive's Base Salary as the same may be increased from time to time;

            (iii) Relocation of the principal executive office of either of the
                  Employers more than 50 statute miles outside of the city limits of Terrell, Texas or, without the Executive's express written consent, either of the Employers requiring the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

            (iv) Any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (g) below; or

            (v) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 8 hereof.

      (f) IRS. IRS shall mean the Internal Revenue Service.

      (g) Notice of Termination. Any purported termination of the Executive's employment by the Employers for any reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which
      (i) indicates the specific termination provision in this Agreement relied upon, (ii) specifies a Date of Termination, and (iii) is given in the manner specified in Section 9 hereof.

      2. Term of Agreement.

      This Agreement shall terminate two years after a Change in Control of the Corporation shall have occurred.

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                    HERITAGE BANCSHARES, INC. AND SUBSIDIARY

      3. Compensation.

      The Employers shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $70,000 per year, which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers ("Base Salary") and may not be decreased without the Executive's express written consent.

      4. Termination.

      (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment for any reason.

      (b) In the event that:

            (i) a Change in Control of the Corporation, as defined in Section I (b) of this Agreement, shall occur, the Employers shall, subject to the provisions of Section 5 hereof if applicable, pay to the Executive a cash amount equal to $140,000, less the Executive's balance, as determined on the date of the Change in Control, in the Executive's Participant's Account (as such term is defined in Section 1.39 of the Heritage Bancshares, Inc., Employee Stock Ownership Plan), but in no event less than zero, such payment to be made in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Change in Control of the Corporation or in a lump sum within five business days of the Change in Control of the Corporation and

            (ii) within two years following a Change in Control of the Corporation, as defined in Section 1 (b) of this Agreement, the Executive's employment is terminated either (A) by the Employers, or either of them, or (B) by the Executive for Good Reason, then in either such case, and in addition to the payment provided by Section 4(b)(i) above, the Employers shall, subject to the provisions of Section 5 hereof, if applicable, pay to the Executive, in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to twice the Executive's Base Salary paid by the Employers.

      5. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 4 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Employers pursuant to Section 4(b) hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to

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                    HERITAGE BANCSHARES, INC. AND SUBSIDIARY

      result in no portion of the payments and benefits under Section 4(b) being non-deductible to either of the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 4(b) shall be based upon the opinion of independent tax counsel selected by the Employers and paid by the Employers. Such counsel shall be reasonably acceptable to the Employers and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 5, or a reduction in the payments and benefits specified in Section 4 below zero.

      6. Mitigation; Exclusivity of Benefits.

      (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

      (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

      7. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

      8. Assignability. The Employers may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      9. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

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                    HERITAGE BANCSHARES, INC. AND SUBSIDIARY


      To the Employers:  Board of Directors
                         Heritage Bancshares, Inc.
                         102 West High Street
                         Terrell, Texas 75160

                         Board of Directors
                         Heritage Bank, SSB
                         102 West High Street
                         Terrell, Texas 75160

      To the Executive:  Jon D. Patterson
                         9211 Garland Rd., Apt. 5127
                         Dallas, TX 75218

      10. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Texas.

      12. Nature of Obligations. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

      13. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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                    HERITAGE BANCSHARES, INC. AND SUBSIDIARY

      16. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 V.S.C. ss.1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.

      17. Payment of Costs and Legal Fees and Reinstatement of Benefits. In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of (a) all legal fees incurred by the Executive in resolving such dispute or controversy, and (2) any back-pay, including Base Salary.

      18. Entire Agreement. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                           HERITAGE BANCSHARES, INC.


/s/ Lisa Stuart                                   By: /s/ J. Pat Baker
---------------                                       --------------------------
Lisa Stuart                                       J. Pat Baker
Assistant Secretary                               Chairman

Attest:                                           HERITAGE BANK, SSB


/s/ Lisa Stuart                                   By: /s/ J. Pat Baker
---------------                                       --------------------------
Lisa Stuart                                       J. Pat Baker
Assistant Secretary                               Chairman

                                    EXECUTIVE


                                                  By: /s/ Jon D. Patterson
                                                      --------------------------
                                                      Jon D. Patterson